Exhibit 23.2

Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm

     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 3, 2004, in the Registration Statement (Amendment No. 1 to Form S-3 No. 333-123577) and related Prospectus of Endwave Corporation for the registration of 5,750,000 shares of its common stock.

/s/ Ernst & Young LLP

Palo Alto, California
April 28, 2005